UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 25, 2026

Gulf Resources, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-20936	13-3637458
(Commission File Number)	(IRS Employer Identification No.)

Level 11, Vegetable Building, Industrial Park of the East City

Shouguang City, Shandong Province 262700

The People’s Republic of China

_______________________________________________________________

(Address of principal executive offices and zip code)

+86 (536) 567-0008

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(Registrant's telephone number including area code)

_______________________________________________________________

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	GURE	The Nasdaq Stock Market LLC

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Extension of Time to Regain Compliance with Nasdaq Listing Rule 5250(c)(1)

On June 25, 2026, Gulf Resources (the “Company”) received a written notice from Nasdaq (the
Extension Letter”) stating that it had accepted the Company’s plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”). Nasdaq granted the Company a plan period to regain compliance with the Rule. Unless otherwise defined herein, capitalized terms used in this current report on Form 8-K have the meanings given to them in the Previous Announcements (as defined below).

As previously reported in the current report on Forms 8-K (the “Previous Announcements”) filed on April 27, 2026 and May 29, 2026 with the Securities Exchange Commission by the Company, the Company announced that it received delinquency notifications from Nasdaq on April 23, 2026 and May 26, 2026 (the “Deficiency Letters”), due to the Company’s non-compliance with the Rule as a result of the Company’s failure to timely file its annual report on Form 10-K (the “Form 10-K”) for the period ended December 31, 2025 and its quarterly report on Form 10-Q for the period ended March 31, 2026 (the “Form 10-Q” and together with the “Form 10-K”, the “Delinquent Reports”), respectively. As of the date of this Form 8-K, the Company remains delinquent in filing its Delinquent Reports.

The Company submitted a plan to the Nasdaq Listing Qualification (the “Staff”) to regain compliance (the “Compliance Plan”) with the Nasdaq Requirements on June 17, 2026. Under the Extension Letter, the Company is required to file its delinquent Form 10-K and Form 10-Q by the applicable extended deadline to evidence compliance with the relevant Nasdaq requirements.The Extension Letter further provides that if the Company fails to evidence compliance upon filing the Delinquent Reports, Staff will notify the Company that its securities will be subject to delisting.

The previously received Deficiency Letters and the Extension Letter have no immediate effect on the listing or trading of the Company’s common stock on Nasdaq, subject to the Company’s continued compliance with the other applicable listing requirements.

The Company is committed to taking the actions set forth in the plan and intends to use all reasonable efforts to regain compliance with the initiatives and conditions set forth in the Compliance Plan within the plan period. However, there is no assurance that the Company will be successful in regaining compliance with the Nasdaq Requirements within the planned period.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “care have”, “likely” and similar expressions are used to identify forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward- looking statements. These factors include, without limitation, the Company’s ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the Company’s ability to become current with its reports with the SEC, and the risk that the completion and filing of the Form 10-K will take longer than expected. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC, including the risk factors contained in its most recent Annual Report on Form 10-K and the Company’s other subsequent filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Min Li
Name:	Min Li
Title:	Chief Financial Officer

June 30, 2026